UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MSGI Security Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MSGI SECURITY SOLUTIONS, INC.
575 Madison Avenue
New York, NY 10022
(917) 339-7134
_____________________

February 21, 2007

Dear Stockholder:

     Our records indicate that you have not yet voted your shares for the very important special meeting of stockholders scheduled to be held on March 6, 2007. Whether or not you plan to attend the meeting, we encourage you to cast your vote using the enclosed proxy form as soon as possible.

     At the special meeting, you are being asked to approve five very important proposals. Two of which, proposal #1 and proposal #5, require the affirmative vote of greater than 50% and at least 75% respectively of the total outstanding shares in order to be approved. Due to these high vote requirements if you do not vote your shares it will have the same effect as a vote against these proposals.

YOUR VOTE IS IMPORTANT

     Your vote matters to us and we need your support. Please vote your shares now so that your vote can be counted without delay. Your board of directors strongly recommends that you vote “FOR” all of the proposals at the special meeting.

     Please follow the simple instructions on the enclosed proxy voting form to cast your vote. If you hold your shares in “street name” you may have the ability to vote electronically by telephone or the Internet. If electronic voting is not available to you please sign, date and return your proxy form in the postage paid envelope that has been provided to you as soon as possible. We strongly encourage you to vote your shares today.

PLEASE VOTE TODAY

     If you have any questions relating to this stockholder meeting or voting your shares, you may call our proxy specialists toll-free at 800-833-2158 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern time. You may also contact this number to request additional proxy materials.

Thank you in advance for your support.

Jeremy Barbera Chairman and CEO

     IF YOU HAVE RECENTLY MAILED YOUR PROXY,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.